SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                                 __________


                                  FORM 8-K


                               CURRENT REPORT
                   PURSUANT TO SECTION 13 OR 15(D) OF THE
                      SECURITIES EXCHANGE ACT OF 1934


      Date of Report (Date of earliest event reported) MARCH 12, 1999


                      PLUM CREEK TIMBER COMPANY, L.P.
           (Exact name of registrant as specified in its charter)


     DELAWARE               1-10239              91-1443693
 (State or other          (Commission        (I.R.S. Employer
 jurisdiction of           File Number)       Identification No.)
 incorporation or
 organization)


      999 THIRD AVENUE, SUITE 2300                 98104-4096
        SEATTLE, WASHINGTON                         (Zip Code)
 (Address of principal executive offices)


 Registrant's telephone number, including area code    (206) 467-3600



 ITEM 5. OTHER EVENTS

 FEDERAL INCOME TAX DEVELOPMENTS

      The Clinton Administration's 1999 Budget Proposal (the "Proposal") contains certain provisions which, if enacted into law, would affect REITs in general and the REIT in particular. The tax-related provisions contained in the Clinton Administration's 1998 Budget Proposal, which are now superseded by the Proposal, are discussed in the Proxy Statement/Prospectus under the heading "Risk Factors -- Other Tax Risks -- Uncertain Impact of Budget Proposal." The Partnership cannot predict whether the Proposal will be enacted into law and, if enacted, what its ultimate provisions would be. The Proposal does not contain any legislative language and, therefore, it is difficult to assess its potential impact.

      One part of the Proposal, if enacted into law, would alter the current Federal income tax treatment of the non-qualified REIT subsidiaries that will conduct some of the operations of the REIT (the "Corporate Subsidiaries"). The Proposal would supplement the current requirement that a REIT own no more than 10% of the voting stock of any corporation with an additional restriction that a REIT could own no more than 10% of the value of all classes of stock of any corporation, including the stock of non-qualified REIT subsidiaries. The Proposal describes in general terms exceptions to the 10% vote or value limitation for certain new types of REIT subsidiaries. The Company believes that the Corporate Subsidiaries may fit within one of these newly proposed REIT subsidiaries, the total value of which the Proposal would not permit to exceed 15% of a REIT's total assets. The Proposal would also disallow interest deductions on payments made by these new categories of REIT subsidiaries with respect to debt owed directly or indirectly to a related REIT.

      It is unclear what impact, if any, the provisions of the Proposal, if enacted into law, would have on the Federal income tax treatment of the Corporate Subsidiaries. The 15% limitation would not have a significant impact on the contemplated activities of the REIT. The REIT, however, will guarantee the debt of certain of its Corporate Subsidiaries. Under the Proposal, interest deductions with respect to such debt might be disallowed.

      The Partnership will continue to monitor Congress' consideration of the Proposal, but cannot predict whether one or more provisions will pass, what form any final legislative language might take if so passed, or the effective date of any such legislation. No assurance can be made that the Proposal or other future legislation will not adversely affect the REIT's financial condition or results of operations.



                                 SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   PLUM CREEK TIMBER COMPANY, L.P.

                                   By:  Plum Creek Management Company L.P.,
                                        its General Partner



 Date:  March 12, 1999             By:   /s/ DIANE M. IRVINE
                                         -----------------------------
                                         Diane M. Irvine
                                         Vice President and
                                         Chief Financial Officer